UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 2)

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☐	Soliciting Material Pursuant to §240.14a-12

COMVERSE TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

OLIVER PRESS PARTNERS, LLC OLIVER PRESS INVESTORS, LLC AUGUSTUS K. OLIVER CLIFFORD PRESS DAVENPORT PARTNERS, L.P. JE PARTNERS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOLICITATION OF AGENT DESIGNATIONS
TO CALL
A SPECIAL MEETING OF SHAREHOLDERS
OF
COMVERSE TECHNOLOGY, INC.
_________________________

SOLICITATION STATEMENT
OF
OLIVER PRESS PARTNERS, LLC
_________________________

To the Shareholders of Comverse Technology, Inc.:

This Solicitation Statement (this “Solicitation Statement”) and the enclosed WHITE Agent Designation card (the “Agent Designation”) are being furnished to you as a shareholder of Comverse Technology, Inc., a New York corporation (the “Company” and/or “Comverse”), in connection with the solicitation of Agent Designations by and on behalf of Oliver Press Partners, LLC and its affiliates, Oliver Press Investors, LLC, Augustus K. Oliver and Clifford Press (hereinafter collectively referred to as “OPP”), who share sole voting and investment power over Davenport Partners, L.P. and JE Partners (hereinafter collectively referred to as the “Partnerships” and, together with OPP, “us” or “we”), to call a special meeting of shareholders of the Company for the purposes described below (the “Special Meeting”).

We are soliciting shareholders for the following purpose (the “Proposal”):

To demand the call of a Special Meeting of the shareholders of the Company pursuant to Section 603(a) of the New York Business Corporation Law, to be held on July 23, 2007 for the purpose of the election of the directors of the Company.

We feel strongly that the board of directors of the Company (the “Board”), as currently constituted, does not provide assurance that the interests of shareholders are being sufficiently taken into account as the future of the Company is being decided. The Company last held a shareholders meeting to elect directors on June 16, 2005 -- almost two years ago. Since the last election of the directors by shareholders, all but one of the directors elected by the shareholders have resigned and replacement directors have been elected by the outgoing Board. Those selections have not been validated by shareholders, who, under New York law have the right to elect directors on an annual basis.

We believe that the presence of significant shareholder representation on the Board is now well overdue and that this representation will be helpful to the Company and other Board members both in charting the Company’s future course and in reassuring the marketplace that investor interests are being taken into account. We have requested that the Company appoint shareholder representatives who have a meaningful ownership interest to the Board, but the Company, to date, has failed to do so.

We believe that shareholders should be able to exercise their right to elect the members of the Board. Accordingly, we are proposing to demand a call of the Special Meeting for the election of directors to the Board.

If you believe that a shareholder meeting should be held to elect the Board of the Company, we urge you to promptly sign and return the WHITE Agent Designation to facilitate the calling of the Special Meeting.

At this time, we are soliciting Agent Designations solely for the purpose of calling the Special Meeting. We are not soliciting your proxy to vote on any nominees for director or any other proposal that may be considered at the Special Meeting. If the Special Meeting is called, we intend to file a proxy statement with the Securities and Exchange Commission (the “SEC”) and send you proxy materials urging you to vote for our nominees to the Board at the Special Meeting.

Please sign, date and return the enclosed WHITE Agent Designation in the enclosed envelope today.

If you have any questions about executing or delivering your

Agent Designation or require assistance, please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor New York, NY 10022
Stockholders call toll free: 1-877-456-3442
Banks and Brokers call collect: 1-212-750-5833

The date of this Solicitation Statement is May 1, 2007. This Solicitation Statement and the enclosed WHITE Agent Designation are first being sent or given to shareholders on or about May 1, 2007.

BACKGROUND

We began purchasing shares of the Company in mid-November 2006 and accumulated most of the shares now owned by the Partnerships in late November and early December. We bought the shares because we believed that, due to the uncertainty created by successive accounting investigations and a lack of complete public financial information, the share price did not fully reflect the Company’s intrinsic value.

In January 2007, we exchanged phone calls and e-mail messages with the Company’s management in an attempt to arrange a face-to-face meeting. On February 5, 2007, as a consequence of that exchange of messages, we met with Mark Terrell, Chairman of the Board, and Paul Baker, Vice President, Corporate Marketing & Corporate Communications. In the meeting, we stressed several key points that we believed the Company should address. Most importantly, we asked them to undertake a review of the Company’s business and structure with a view to developing and publicizing a value recovery plan that could be implemented immediately upon achieving regulatory compliance. In anticipation of the development of that plan, we expressed our opinion that they should add to the Board representatives with a significant ownership interest. Mr. Terrell made note of our concerns and indicated that he would be back to us in due course.

Within a few days of our meeting with Messrs. Baker and Terrell, the Company announced that the long serving Chief Executive Officer of its principal operating subsidiary had resigned and that it had begun a search for a new CEO. Less than a week later, the Company’s majority-owned, publicly traded subsidiary Verint, Inc. announced the planned acquisition of Witness Systems for approximately $1 billion. The financing for the proposed Witness Systems acquisition includes $300 million of cash that Verint plans to obtain by selling preferred stock to the Company. In response to those two announcements, we sent a letter to Mr. Terrell reiterating in writing the points we had made in person not more than two weeks earlier. That letter produced a written reply on February 23, 2007 in which Mr. Terrell defended the composition of the current Board on the grounds that it was selected by the outgoing directors with the assistance of a nationally known executive search firm. He stated that he hoped we could continue to have a productive dialogue. Thereafter, notwithstanding several attempts on our part to arrange a substantive meeting, we have not met or spoken with Mr. Terrell.

On March 7, 2007, one of us had a separate phone conversation with Charles Burdick, the newly-appointed Chairman of the Audit Committee. Mr. Burdick indicated to us that he was aware of the exchange of correspondence between us and Mr. Terrell. On the related issues of the development of a strategic plan and Board representation, Mr. Burdick indicated that he believed the right approach was for the Board as currently constituted to select a chief executive, have the chief executive develop a strategic plan for the Company for the Board’s review and then, depending upon the Board’s opinion of the plan, have the Company act on the plan. He expressed no view as to what such a plan might look like or what shareholders should expect.

        Late Thursday, April 5, we sent another letter to Mr. Terrell enclosing a draft of this Solicitation Statement and reiterating once again our concern that no steps had been taken to add representatives with a significant ownership interest to the Board. We indicated that we intended to start the process of calling a Special Meeting unless the Company took those steps immediately. Over the course of Monday and Tuesday, April 9 and 10, we had several conversations with Paul Robinson, Chief Operating Officer of the Company, and a conversation with the members of the Strategy Committee of the Board. In those conversations, the Company representatives indicated a willingness to consider a process for reviewing the possibility of adding to the Board directors with a significant ownership interest, but they were unwilling to commit to the nature, timing or result of any such process.

On April 11, the Company announced that it had hired Andre Dahan as its new Chief Executive Officer effective April 30.
        We do not believe there is any justification for the Company to delay for over ten weeks, since we first met with the Company, even beginning consideration of a process for adding shareholder representation to the Board. During that same time period, the Board has taken a number of other major steps and, in our view, there is no excuse for not having included a shareholder voice in those decisions.  We believe that other holders of the Company’s stock share our frustration at the approach to the development of a strategic plan for the Company and at the inability of the owners of the Company to have any meaningful input into the formation of such a plan. Like most other shareholders with whom we have exchanged views, we are concerned that the Board’s actions are being dictated by process rather than an appropriate sense of urgency to accomplish strategic objectives that seem obvious to us.

We are soliciting your consent to call the Special Meeting for the purpose of electing the directors of the Company and we intend to nominate candidates for the Board as described in the section entitled - “Our Plans for the Special Meeting”. We will solicit votes for the election of our candidates only by means of a second proxy statement and proxy card once the record and meeting dates for the Special Meeting have been established. The sole purpose of this solicitation, and the only effect of your vote on the enclosed WHITE Agent Designation, is to demand the calling of the Special Meeting.

OUR REASONS FOR CALLING THE SPECIAL MEETING

We believe that shareholders need the opportunity to elect their own representatives to the Board now for the following reasons:

1.	The Company last held a meeting to elect directors in June 2005 -- almost two years ago.

2.	Since the last election, the Company’s CEO and two other officers have resigned and been subjects of criminal investigations. The former CEO is now a fugitive living in Africa.

3.
Since the last election, all but one of the former directors have resigned and been replaced by directors elected by the outgoing Board. To our knowledge, none of the new directors own any shares of the Company’s stock and none of them, including the new Chairman Mr. Terrell and the new Audit Committee Chair Mr. Burdick, have any other connection to a meaningful ownership interest.

4.	Since the last election,

a.	The Company has been caught up in an options-backdating scandal;

b.	The Company has been forced to engage in a second and separate accounting review of its historical revenue recognition practices, further delaying the filing of definitive financial statements;

c.	The Company has not filed financial statements since the Fall of 2005 and until its recent announcement on March 27, 2007 had issued only revenue, cash and backlog information for well over a year;

d.	The Company’s stock has been delisted from NASDAQ for failure to comply with its reporting obligations and now trades in the ‘pink sheets’;

e.	The Chief Executive of the Company’s principal operating subsidiary has resigned;

f.	The Company has announced the hiring of a new Chief Executive Officer;

g.	The Company’s majority-owned subsidiary Verint, Inc. announced the planned $1 billion acquisition of Witness Systems with the help of $300 million in financing from the Company; and

h.	The Company reported operating results for its most recent fiscal year ended January 31, 2007, that disclosed sequentially declining margins.

We submit that these are but a few of the highlights from this tumultuous period in the Company’s history, a period during which shareholders have had no say in or control over their investment. We do not believe that the extraordinary circumstances the Company finds itself in justify complete abandonment of basic corporate governance practices. This is not simply a matter of principle. The current Board is undertaking major steps, including hiring a new CEO and effectuating a major acquisition, without giving shareholders any say in who makes those decisions much less any direct input into those decisions themselves. We believe strongly that shareholders deserve a voice in the Boardroom and we are starting this process with the goal of giving shareholders that voice.

OUR PLANS FOR THE SPECIAL MEETING

After calling the Special Meeting, we intend to nominate two of us, Augustus K. Oliver and Clifford Press, for election to the Board at that meeting. If elected, we intend to press the Board to take all appropriate steps to conduct a review of the Company’s strategic options. Those steps would include, but not necessarily be limited to, directing the Company’s investment banker, counsel and auditors to evaluate alternatives for the disposition of the Company’s Verint and Ulticom subsidiaries and for the best way to optimize the value of the Company’s CNS subsidiary. Our goal would be to have a value recovery plan in place for maximizing returns for all shareholders by the time the Company makes its required regulatory filings and then proceed to put that plan into effect immediately. We believe shareholders deserve nothing less.

At the Special Meeting, the entire Board will be elected and any current directors who are not reelected will cease to serve as directors. It is our current intention to nominate for election Augustus K. Oliver and Clifford Press and all of the current directors for re-election, assuming that they consent. At this time we have not asked for such consents nor have we made a final determination as to the nomination of any or all of the current members of the Board. It is not our current goal to replace the Board. Our goal is to provide the shareholders with the opportunity to exercise their right to elect the directors of the Company, and in connection with such election, to nominate and have elected the two of us as a minority of the Board. We will solicit votes for the election of our candidates only by means of a second proxy statement and proxy card once the record and meeting dates for the Special Meeting have been established. The sole purpose of this solicitation, and the only effect of your vote on the enclosed Agent Designation, is to demand the calling of the Special Meeting.

Accordingly, we urge you to join with us in demanding the calling of the Special Meeting for the purpose of the election of the members of the Board. To help us call the Special Meeting, please follow the instructions for delivering Agent Designations described below.

THE SPECIAL MEETING

We are furnishing this Solicitation Statement and an Agent Designation to holders of outstanding shares of Common Stock for the appointment of specified persons as the shareholder’s agents (each, a “Designated Agent”) to demand the call of the Special Meeting for the election of the directors. In view of the Company’s failure to hold an annual meeting of shareholders since June 16, 2005, we are seeking to have the Company hold a special meeting for the election of directors called under Section 603 of the New York Business Corporation Law (the “BCL”). This section provides:

“(a) If, for a period of one month after the date fixed by or under the by-laws for the annual meeting of shareholders, or if no date has been so fixed, for a period of thirteen months after the formation of the corporation or the last annual meeting, there is a failure to elect a sufficient number of directors to conduct the business of the corporation, the board shall call a special meeting for the election of directors. If such special meeting is not called by the board within two weeks after the expiration of such period or if it is so called but there is a failure to elect such directors for a period of two months after the expiration of such period, holders of ten percent of the votes of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the election of directors specifying the date and month thereof, which shall not be less than sixty nor more than ninety days from the date of such written demand. The secretary of the corporation upon receiving the written demand shall promptly give notice of such meeting, or if he fails to do so within five business days thereafter, any shareholder signing such demand may give such notice. The meeting shall be held at the place fixed in the by-laws or if not so fixed, at the office of the corporation.

(b) At any such special meeting called on demand of shareholders, notwithstanding section 608 (Quorum of shareholders), the shareholders attending, in person or by proxy, and entitled to vote in an election of directors shall constitute a quorum for the purpose of electing directors, but not for the transaction of any other business.”

We delivered our demand to call the Special Meeting for the purposes described in this Solicitation Statement to the Company on April 30, 2007, and, accordingly, we have selected such date to be the record date for determining shareholders entitled to demand the Special Meeting. The Company’s by-laws do not provide for the fixing of a record date for a demand for the call of a Special Meeting by the shareholders. We believe that Section 604(b)(1) of the BCL, while not expressly applicable to the demand for the call of the Special Meeting subject to Section 603 of the BCL, would be applicable for purposes of determining the record date. Section 604(b)(1) of the BCL reads as follows:

“If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held.”

On the date we gave our demand to call the Special Meeting to the Company, we owned in the aggregate 1,693,307 shares of the Company’s Common Stock. Pursuant to Section 603(a) of the BCL, the Company is obligated to call the Special Meeting if a demand is made by holders of ten percent (10%) of the outstanding shares of Common Stock (the “Requisite Holders”), which are the class of shares entitled to vote in an election of directors. Based on the Company’s preliminary proxy statement filed April 25, 2007, as of April 20, 2007, there were approximately 203,594,631 shares of Common Stock issued and outstanding. We have no further basis to determine the amount of outstanding shares of Common Stock. Accordingly, based on such information, holders of approximately 20,359,463 shares of Common Stock, including the 1,693,307 shares owned by us, will need to execute and deliver Agent Designations to us in order for Designated Agents to be able to demand the Special Meeting.

If we obtain sufficient Agent Designations to demand the Special Meeting, we expect to cause the Designated Agents to demand the Special Meeting. Thereafter, we expect to file a proxy statement with the SEC and solicit in support of the election of our nominees for director at the Special Meeting.

If, following the receipt of Agent Designations from the Requisite Holders, the Designated Agents demand the Special Meeting and the Company fails to provide notice of the Special Meeting within five (5) business days after the date the demand was delivered to the Company’s Secretary, we or any other shareholder who has made a demand for the call of the Special Meeting may give notice of the Special Meeting pursuant to Section 603(a) of the BCL.

Notwithstanding Article III of the Company’s Amended Bylaws (the “Bylaws”) dated as of April 20, 2007 (See Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 23, 2007), pursuant to Section 603(b) of the BCL, the quorum at the Special Meeting in respect of the election of directors shall be “the shareholders attending, in person or by proxy, and entitled to vote in an election of directors …, but not for the transaction of any other business”. We do not anticipate proposing any other business at the Special Meeting nor are we soliciting support for any other business to be proposed. In addition, pursuant to Article II, Section 4 of the Bylaws, special meetings of the Company’s shareholders for any purpose may be called by “the holders of not less than a majority of all the shares entitled to vote at the meeting”. Under these circumstances, we do not anticipate any other business being proposed at the Special Meeting.

While we are currently only soliciting Agent Designations in support of the calling of the Special Meeting, if the Special Meeting is called, our current intention is to nominate for election Augustus K. Oliver and Clifford Press and all of the current directors for re-election, assuming that they consent, and any of the Company’s shareholders would be free to propose their own nominees. We cannot predict whether any other shareholder may nominate candidates and we may decide not to nominate any or all of the current directors. Under these circumstances, some or all of the current directors may not be re-elected.

AGENT DESIGNATION PROCEDURES

Pursuant to this Solicitation Statement, we are soliciting WHITE Agent Designations from shareholders to provide for the calling of the Special Meeting. Only shareholders who held shares of Common Stock on April 30, 2007, are entitled to deliver Agent Designations for the Special Meeting. By executing an Agent Designation, a shareholder will designate the Designated Agents and authorize them to demand the Special Meeting and exercise all rights of the Requisite Holders incidental to calling and convening the Special Meeting and causing the purposes of the authority expressly granted pursuant to the Agent Designations to the Designated Agents to be carried into effect, including to apply, if need be, to an appropriate court to order that the Special Meeting be held. Agent Designations do not grant the Designated Agents the power to vote any shares of Common Stock at the Special Meeting. To vote on the matters to be brought before the Special Meeting, you must vote by proxy or in person at the Special Meeting.

Executed Agent Designations should be delivered, by mail (using the enclosed envelope), to our Solicitation Agent, Innisfree M&A Incorporated for delivery to the Company, on or before May 22, 2007. If we receive executed Agent Designations from the Requisite Holders on or before May 22, 2007, we may cause the Designated Agents to demand the Special Meeting at such time.

You may revoke your Agent Designation at any time prior to the earlier of May 22, 2007 or the date on which the Designated Agents deliver the demand of the Requisite Holders for the Special Meeting to the Company, by delivering a written revocation to us, care of Innisfree M&A Incorporated, at the address set forth on the back cover of this Solicitation Statement. Such a revocation must clearly state that your Agent Designation is no longer effective. Any revocation of an Agent Designation will not affect any action taken by the Designated Agents pursuant to the Agent Designation prior to such revocation.

If your shares of Common Stock are registered in your own name, please sign, date and mail the enclosed WHITE Agent Designation to Innisfree M&A Incorporated in the postage-paid envelope provided. If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only the brokerage firm, bank, bank nominee or other institution can execute an Agent Designation for such shares of Common Stock and will do so only upon receipt of specific instructions from the beneficial owner of such shares of Common Stock. Accordingly, each shareholder who holds shares of Common Stock through a nominee such as a brokerage firm, bank, bank nominee or other institution must contact the person responsible for the shareholder’s account and advise that person to execute and return the accompanying WHITE Agent Designation. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to us, care of Innisfree M&A Incorporated at the address below, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions about executing or delivering your
WHITE Agent Designation or require assistance, please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor New York, NY 10022
Stockholders call toll free: 1-877-456-3442
Banks and Brokers call collect: 1-212-750-5833

By executing the WHITE Agent Designation and returning it to us, you are not committing to cast any vote in favor or against, nor are you granting us any proxy to vote on, any proposal to be brought before the Special Meeting.

Your Agent Designation is important, no matter how many or how few shares you own. Failure to execute a WHITEAgent Designation has the same effect as opposing the calling of the Special Meeting.

CERTAIN INFORMATION ABOUT THE COMPANY

The Company is a New York corporation with its principal executive offices at 810 Seventh Avenue, New York, New York 10019. The telephone number of the Company is (212) 739-1000.

The Company is subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith it files periodic reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning (202) 551-8090. The Company’s filings with the SEC are also available to the public without charge on the SEC’s website (http://www.sec.gov).

The information concerning the Company contained in this Solicitation Statement has been taken from or based upon publicly available documents and records on file with the SEC and other public sources. We have not independently verified the accuracy or completeness of such information.

See Exhibit B for information regarding persons who beneficially own more than 5% of the Company’s outstanding shares of Common Stock and the ownership of the Company’s shares of Common Stock by the Company’s management.

INFORMATION CONCERNING THE
PARTICIPANTS IN THE SOLICITATION

The following persons may be deemed “participants” in the solicitation contemplated by this Solicitation Statement, as the term “participant” is defined in the proxy rules promulgated by the SEC under the Exchange Act.

Oliver Press Partners, LLC and its affiliates, Oliver Press Investors, LLC, Augustus K. Oliver and Clifford Press, share sole voting and investment power over the shares of common stock owned by Davenport Partners, L.P. and the shares of common stock owned by JE Partners. All such entities have a business address at 152 West 57th Street, New York, New York 10019.

Exhibit A lists certain information regarding our ownership of Common Stock in Comverse and transactions in Common Stock made by us during the last two years. We may, however, change or alter our investment strategy at any time to increase or decrease our holdings in the Company.

Except as set forth in this Solicitation Statement, we have not now, nor have we been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company (including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies).

There are no material proceedings to which we or any of our affiliates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as described herein, we do not hold any interest in the matters to be voted upon at the Special Meeting, other than an interest, if any, as a shareholder of the Company.

Except as set forth in this Solicitation Statement, to the best of our knowledge, neither us nor any of our affiliates (i) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company's last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $120,000 and in which such person had, or will have, a direct or indirect material interest; (ii) has been indebted to the Company or any of its subsidiaries; (iii) has borrowed any funds for the purpose of acquiring or holding any securities of the Company, or is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to either any securities of the Company, any future employment by the Company or its affiliates, or any future transaction to which the Company or any of its affiliates will or may be a party; (iv) has purchased or sold any securities of the Company within the past two years; or (v) is the direct or indirect beneficial or record owner of any securities of the Company or any parent or subsidiary thereof.

SOLICITATION EXPENSES AND PROCEDURES

Agent Designations may be solicited by mail, courier service, advertisement, telephone, facsimile, email or through postings of materials on websites, and in person. Solicitations may be made, in the manner set forth in this Solicitation Statement, by directors, officers and other employees of OPP, none of whom will receive additional compensation for such solicitations. We may request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of our solicitation materials to the beneficial owners of the Common Stock they hold of record. We will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

We have retained Innisfree M&A Incorporated for solicitation and advisory services in connection with the solicitation contemplated by this Solicitation Statement. Innisfree M&A Incorporated will receive a fee not to exceed $12,500, together with reimbursement for its reasonable out-of-pocket expenses. Innisfree M&A Incorporated has informed us that it would employ up to approximately 25 persons to solicit the Agent Designations contemplated by this Solicitation Statement.

All expenses associated with soliciting Agent Designations are being borne by us. We currently do not expect to seek reimbursement for such expenses from the Company. We estimate that the costs incidental to our solicitation of Agent Designations, including expenditures for advertising, printing, postage, legal and related expenses, will be approximately $100,000. Total costs incurred to the date of the Solicitation Statement in furtherance of or in connection with the solicitation contemplated hereby are approximately $25,000.

ADDITIONAL INFORMATION

Please indicate your support FOR the demand of the Special Meeting by completing, signing and dating the enclosed WHITE Agent Designation and promptly returning it in the enclosed envelope to:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor New York, NY 10022
Stockholders call toll free: 1-877-456-3442
Banks and Brokers call collect: 1-212-750-5833

Exhibit A

I. Holdings of Common Stock as of April 30, 2007

Participant and Address	Shares Participant Beneficially Holds or May be Deemed to Beneficially Hold
Oliver Press Partners, LLC 152 West 57th Street, New York, New York 10019	1,693,307
Oliver Press Investors, LLC 152 West 57th Street, New York, New York 10019	1,693,307
Augustus K. Oliver 152 West 57th Street, New York, New York 10019	1,693,307
Clifford Press 152 West 57th Street, New York, New York 10019	1,693,307
Davenport Partners, L.P. 152 West 57th Street, New York, New York 10019	507,840 (1)
JE Partners 152 West 57th Street, New York, New York 10019	1,185,467 (1)

(1)    Oliver Press Partners, LLC, Oliver Press Investors, LLC, Augustus K. Oliver and Clifford Press, who share sole voting and investment power over the 507,840 shares of common stock owned by Davenport Partners, L.P. and 1,185,467 shares of common stock owned by JE Partners.

II.    Transactions in Common Stock made during the last two (2) years

Davenport Partners, L.P.

Date	No. of Shares	Purchase or Sale

17-Nov-06	60,000	Purchase
21-Nov-06	30,000	Purchase
21-Nov-06	30,000	Purchase
22-Nov-06	20,000	Purchase
24-Nov-06	21,200	Purchase

27-Nov-06	120,000	Purchase
28-Nov-06	45,000	Purchase
29-Nov-06	29,600	Purchase
30-Nov-06	14,100	Purchase
1-Dec-06	45,000	Purchase
4-Dec-06	15,200	Purchase
6-Dec-06	1,740	Purchase
7-Dec-06	30,000	Purchase
8-Dec-06	30,000	Purchase
31-Jan-07	16,000	Purchase

JE Partners, L.P.

Date	No. of Shares	Purchase Or Sale

17-Nov-06	140,000	Purchase
21-Nov-06	70,000	Purchase
21-Nov-06	70,000	Purchase
22-Nov-06	44,000	Purchase
24-Nov-06	52,000	Purchase
27-Nov-06	280,000	Purchase
28-Nov-06	106,000	Purchase
29-Nov-06	68,000	Purchase
30-Nov-06	33,057	Purchase
1-Dec-06	105,000	Purchase
4-Dec-06	35,400	Purchase
6-Dec-06	4,060	Purchase
7-Dec-06	70,000	Purchase
8-Dec-06	70,000	Purchase
31-Jan-07	36,900	Purchase
5-Apr-07	1,050	Purchase

Exhibit B

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of (i) each current director of the Company based solely on the Company’s preliminary proxy statement filed April 25, 2007; (ii) each executive officer of the Company or one of its subsidiaries based solely on the Company’s preliminary proxy statement filed April 25, 2007; (iii) the Company’s directors and named executive officers as a group; and (iv) each stockholder known by us to own beneficially more than five (5%) percent of the Company’s outstanding shares of Common Stock based solely on the most recent Schedule 13D or Schedule 13G filing, except to the extent superceded by information contained in subsequent Schedule 13D, Schedule 13G, Form 3, 4 and 5 filings or other filings by the Company made with the SEC and by an updated number of outstanding shares of Common Stock specified in a Form 10-Q or Form 10-K or other filing to be made by the Company. Except as otherwise noted, the address for each of the following beneficial owners is c/o Comverse Technology, Inc., 810 Seventh Avenue, New York, New York 10019. While we do not have any knowledge that would indicate that any statement contained in this Exhibit B is untrue, we take no responsibility for the accuracy or completeness of such information, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Capital Research and Management Company 333 South Hope Street, 55th Floor Los Angeles, California 90071 (2)	21,101,000	10.4%
FMR Corporation 82 Devonshire Street Boston Massachusetts 02109 (3)	29,765,517	14.6%
Susan D. Bowick*	0	0
Charles J. Burdick*	0	0
Theodore H. Schell*	0	0
Joseph M. O’Donnell*	0	0
Mark C. Terrell*	0	0
Richard N. Nottenburg*	0	0
Sam Oolie (4)*	64,750	**
John H. Friedman (5)*	6,500	**
Raz Alon*	70,000	**
Avi Aronovitz	46,625	**
Paul Robinson	75,000	**
Shawn Osborne	0	0

Yaron Tchwella	188,243	**
All directors and named executive officers listed above as a group (13 persons)	274,861	**

* Director of the Company.

** Less than one percent.

(1) Based on the Company’s preliminary proxy statement filed April 25, 2007, the information contained in the above table reflects “beneficial ownership” of Common Stock within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Beneficial ownership reflected in the above table includes shares issuable upon (a) the exercise of stock options that are exercisable within the next 60 days and (b) the vesting of Deferred Stock Award units which vest within the next 60 days. The above table does not include shares issuable upon (x) the exercise of stock options that are not exercisable within the next 60 days or (y) the vesting of Deferred Stock Award units which vest within the next 60 days. Shares of Common Stock subject to options that are currently exercisable or exercisable within the next 60 days and shares of Common Stock subject to Deferred Stock Award units that are currently vested or will vest within the next 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. Based on the Company’s preliminary proxy statement filed April 25, 2007, the amounts and percentages are based on approximately 203,594,631 shares of Common Stock issued and outstanding as of April 20, 2007.

(2) Reflects beneficial ownership as of January 31, 2007 as reported on Schedule 13G Amendment No. 1 filed with the SEC on February 9, 2007 by Capital Research and Management Company (“CRMC”) and Fundamental Investors, Inc. (“FI”) (the “Capital 13G”). The Capital 13G reports beneficial ownership of shares of Common Stock by CRMC and FI. CRMC is deemed to be the beneficial owner of 21,101,000 shares of Common Stock, and reports sole voting power with respect to 4,471,000 shares of Common Stock, as a result of acting as investment adviser to various investment companies. FI is advised by CRMC and beneficially owns 13,130,000 shares of Common Stock. FI reports sole voting power with respect to 13,130,000 shares of Common Stock. The voting and investment power of CRMC and FI with respect to these shares of Common Stock is set forth in more detail in the Capital 13G.

(3) Reflects beneficial ownership as of December 31, 2006 as reported on Schedule 13G Amendment No. 10 filed with the SEC on February 14, 2007 by FMR Corp. and Edward C. Johnson 3d (the “FMR 13G”). FMR Corp. reports sole voting power with respect to 1,433,311 shares of Common Stock and sole dispositive power with respect to 29,765,517 shares of Common Stock. The FMR 13G reports beneficial ownership of shares of Common Stock by FMR Corp., Edward C. Johnson 3d, Fidelity Mid Cap Stock Fund, Fidelity Management Trust Company, Strategic Advisers, Inc., Pyramis Global Advisors, LLC, Pyramis Global Advisors Trust Company, and Fidelity International Limited and certain affiliates thereof. The voting and investment power of the various holders with respect to these shares of Common Stock is set forth in more detail in the FMR 13G.

(4) As reported in a Current Report on Form 8-K filed by the Company on January 5, 2007, Mr. Oolie will resign from the Board effective April 30, 2007.

(5) As reported in a Current Report on Form 8-K filed by the Company on January 5, 2007, Mr. Friedman will resign from the Board effective April 30, 2007.

IMPORTANT

Your action is important. No matter how many shares you own, please give us your Agent Designation by:

1.    Signing the enclosed WHITE Agent Designation;

2.    Dating the enclosed WHITE Agent Designation; and

3.    Mailing the enclosed WHITE Agent Designation today in the envelope provided (no postage is required if mailed in the United States).

If you hold your shares of Common Stock in the name of one or more brokerage firms, banks, nominees or other institutions, only they can sign an Agent Designation with respect to your shares of Common Stock, and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the WHITE Agent Designation.

If you have any questions about executing or delivering your
WHITE Agent Designation or require assistance, please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor New York, NY 10022
Stockholders call toll free: 1-877-456-3442
Banks and Brokers call collect: 1-212-750-5833

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WHITE AGENT DESIGNATION CARD

AGENT DESIGNATION
TO SHAREHOLDERS OF COMVERSE TECHNOLOGY, INC.

We are soliciting this Agent Designation for the appointment of Designated Agents to provide for the calling of a special meeting of the shareholders of Comverse Technology, Inc. The Board of Directors of Comverse Technology, Inc. is not soliciting this Agent Designation.

Each of the undersigned hereby constitutes and appoints Augustus K. Oliver and Clifford Press, and each of them, with full power of substitution, the proxies and agents of the undersigned (said proxies and agents, together with each substitute appointed by any of them, if any, collectively, the “Designated Agents”) in respect of all common stock, ascribed value $0.10 per share, of Comverse Technology, Inc. (the “Company”) owned by the undersigned to do any or all of the following, to which each of the undersigned hereby consents to:

1. The demand of the call of a special meeting of shareholders of the Company pursuant to Section 603(a) of the New York Business Corporation Law, to be held on July 23, 2007 for the purpose of the election of the directors of the Company (the “Special Meeting”).

2. The exercise of any and all other rights of each of the undersigned incidental to calling the Special Meeting and causing the purposes of the authority expressly granted herein to the Designated Agents to be carried into effect; provided, however, that nothing contained in this instrument shall be construed to grant the Designated Agents the right, power or authority to vote any shares of Common Stock owned by the undersigned at the Special Meeting.

Date: ______________, 2007

Signature

Signature, if jointly held

Title:

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PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.